UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2016

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-210698	26-4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Definitive Material Agreement.

New Term Loan Agreement

On October 28, 2016, Jack Cooper Holdings Corp. (“JCHC”) entered into a new credit agreement (the “New Term Loan”) for a $41.0 million senior secured term loan facility with Wilmington Trust, National Association, as agent, and certain entities affiliated with, or managed by, Solus Alternative Asset Management LP (“Solus”) as initial lenders thereto (the “New Term Loan”).  The New Term Loan bears interest at a rate per annum equal to 10.5% payable quarterly in arrears.  The New Term Loan will mature on October 28, 2020, subject to springing maturity as more fully described in the New Term Loan. The New Term Loan is secured by substantially all of the assets of JCHC and its domestic subsidiaries on a junior basis to the liens securing JCHC’s credit facilities with Wells Fargo Capital Finance, LLC and MSDC JC Investments, LLC. The New Term Loan is secured on a senior basis, with respect to the ABL collateral, and on a junior basis, with respect to the notes collateral, to the liens securing JCHC’s senior secured 9.25% notes due 2020.

The New Term Loan Agreement contains standard covenants such as those which (subject to certain thresholds) limit the ability of JCHC and its subsidiaries to, among other things, incur debt, incur additional liens, sell assets, make certain investments and enter into certain transactions with shareholders or affiliates. The New Term Loan also contains customary events of default.

JCHC may prepay all or a portion of the New Term Loan at a prepayment premium equal to the applicable premium as provided in the New Term Loan, and in the event of a prepayment prior to October 28, 2017 with the proceeds of one or more equity offerings (as defined in the New Term Loan), at a prepayment premium equal to 5.25% of the aggregate principal amount of the New Term Loan being prepaid.

The foregoing description of the New Term Loan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Term Loan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Amendments of Existing Credit Agreements

In connection with the execution of the New Term Loan, on October 28, 2016, the Company entered into an Amendment No. 2 (the “MSD Amendment”) to that certain Credit Agreement, dated as of March 31, 2015, as amended, by and among JCHC, certain subsidiaries of JCHC, as guarantors, the lenders party thereto, and MSDC JC Investments, LLC, as agent for the lenders. The MSD Amendment, among other things, adjusted certain provisions, including the definitions relating to EBITDA, Restricted Junior Payments and Permitted Indebtedness (each as defined therein), to allow the Company to enter into the transactions in connection with the New Term Loan, the Exchange Offer (as defined below) and the Private Exchange (as defined below).

Also in connection with the execution of the New Term Loan, on October 28, 2016, the Company entered into an Amendment Number Four (the “WFCF Amendment”) to that certain Amended and Restated Credit Agreement, dated as of June 18, 2013, as amended, by and among the lenders identified on the signature pages thereto, Wells Fargo Capital Finance, LLC, as agent for the lenders, JCHC and certain of its subsidiaries, as borrower, and the guarantors identified on the signature pages thereto. The WFCF Amendment, among other things, adjusted certain provisions, including the definitions relating to EBITDA, Refinancing Indebtedness and Permitted Indebtedness (each as defined therein), to allow the Company to enter into the transactions in connection with the New Term Loan, the Exchange Offer and the Private Exchange.

The foregoing descriptions of the MSD Amendment and the WFCF Amendment do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the MSD Amendment and the WFCF Amendment, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02.               Results of Operations and Financial Condition

The information set forth below under Item 7.01 under the caption entitled “Recent Developments—Preliminary Results for the Three and Nine Months Ended September 30, 2016” is hereby incorporated by reference into this Item 2.02.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Intercompany Loan

Following the closing of the New Term Loan described above under Item 1.01, Jack Cooper Enterprises, Inc. (the “Company”), Parent company to JCHC and JCHC entered into an intercompany loan agreement whereby JCHC loaned approximately $24.0 million of the net cash proceeds from the New Term Loan to the Company to use as the cash consideration for the Exchange Offer and the Private Exchange. The loan bears interest at an annual rate of 1.5% beginning 121 days after October 28, 2016, and is subordinated in right of payment to the Existing Notes and has a maturity date of June 17, 2019.  Interest on such intercompany loan is payable in kind unless the Company shall have otherwise elected.  Any proceeds from such intercompany loan that are not used in the Exchange Offer or the Private Exchange will be prepaid to JCHC.

Item 3.02.               Unregistered Sales of Equity Securities.

In connection with the New Term Loan, certain entities affiliated with, or managed by, Solus were issued an aggregate of 74,046 warrants to purchase shares of the Company’s non-voting Class B Common Stock, at an exercise price of $0.01 (the “Solus Warrants”). The Solus Warrants contain substantially the same terms as the Company’s other outstanding warrants, except for certain limited preemptive rights and additional registration rights in an initial public offering.

The foregoing description of the Solus Warrants does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Solus Warrants, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01                  Regulation FD Disclosure.

The Company is filing this Current Report on Form 8-K to disclose certain information about its business. As used in this Current Report on Form 8-K, unless otherwise indicated or the context otherwise requires, the terms “the Company”, “we”, “our” and “us” refer to Jack Cooper Enterprises, Inc..

Recent Developments

Preliminary Results for the Three and Nine Months Ended September 30, 2016

The information set forth below is based upon preliminary financial data, is not final and may change.  This information is subject to completion by management of normal quarter-end closing and review processes and review by our independent public accountants. JCHC intends to publish its full results for the three and nine months ended September 30, 2016 during the Exchange Offer, which will include supplemental condensed consolidated financial information of the Company, and will post them to our password-protected website discussed below. JCHC is a wholly-owned subsidiary of the Company.

The Company expects to report (i) revenue for the three and nine months ended September 30, 2016 in the range of $160.0 million and $165.0 million, including fuel surcharge revenue in the range of $5.0 million and $6.0 million, and $505.0 million and $510.0 million, including fuel surcharge revenue in the range of $14.0 million and $15.0 million, respectively, compared to revenue for the three and nine months ended September 30, 2015 of $188.0, including fuel surcharge revenue of $10.1 million, million and $544.2 million, including fuel surcharge revenue of $31.9 million, respectively, (ii) operating income for the three and nine months ended September 30, 2016 in the range of $3.0 million and $4.0 million and $11.5 million and $12.5 million, respectively, compared to operating income (loss) for the three and nine months ended September 30, 2015 of $5.0 million and $(12.7) million, respectively, and (iii) net loss for the three and nine months ended September 30, 2016 in the range of $(13.5) million and $(14.5) million and $(36.0) million and $(37.0) million, respectively, compared to net loss for the three and nine months ended September 30, 2015 of $(14.9) million and $(66.5) million, respectively. The Company expects its operating earnings margin and EBITDA margin for the nine months ended September 30, 2016 to be consistent with, or slightly below, the same margins for the six months ended June 30, 2016.

Performance during the third quarter of fiscal 2016 was affected by a number of factors, including certain factors that occurred during the second quarter of 2016 and whose effect continued through the third quarter of 2016.  Third quarter performance was negatively influenced by a decrease in revenues associated with an increase in OEM plant shut-downs due to decreased production of certain models to match marketplace demand, product holds due to OEM quality or safety issues and shortages in parts inventory as a result of the Japanese earthquakes in April 2016.  In addition, recently JCHC lost business related to certain traffic lanes from one of our largest three customers, in part related to customer’s concerns about our leverage. The Company estimates that the lost business will result, starting in 2017, in annual revenue declines of between $14 million and $16 million and reduced earnings of between $3.5 million and $4.5 million.  In addition, another one of our largest customers has indicated its concern with our financial position and is evaluating its relationship with us.  See “Risk Factors—Risks Relating to Our Business—The loss of any of our major customers would adversely affect our business.” Management anticipates that the Company’s results for the fourth quarter of fiscal 2016 will continue to be impacted in a similar manner to that experienced in the third quarter due in part to flat or decreased production by its major customers

Collective Bargaining Agreement Update

Most of our U.S. employees are represented by the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (the “Teamsters”) and are covered by the National Master Automobile Transporters Agreement, and Supplements (collectively, the “Master Agreement”), which expired on August 31, 2015.  On September 15, 2016, Teamsters members voted to reject the proposed new Master Agreement, which the Company and the National Automobile Transporters Labor Division (“NATLD”) had been negotiating with the Teamsters National Automobile Transporters Industry Negotiating Committee (“TNATINC”).  Although representatives from both TNATINC and the NATLD had negotiated the proposed new Master Agreement, it was ultimately rejected by our employees by a margin of 55% to 45%.  While the parties work to negotiate a new national Master Agreement that can be presented to the Teamsters’ members, the NATLD and the Teamsters have mutually agreed to keep all terms and provisions of the Master Agreement in effect until a new agreement is entered into.

Business Strategy

Continue to Drive Sustainable Organic Growth.  We are focused on strengthening our core asset-heavy transport and complementary asset-light logistics business that makes us who we are today.

•                  Further Penetrate North American FVL Market.  We believe we can grow in excess of the market by acquiring additional market share in the North American FVL market, which is our primary end-market. We believe the strong rebound in light vehicle sales and production provides us with continued growth opportunities with both existing and new customers, particularly in light of our approximately 1,240 idle rigs (of which 334 are roadworthy and 646 are rigs that are parked and require investment to become roadworthy), which we can quickly deploy to meet additional demand.

•                  Grow and Broaden our Asset-Light Service Offering.  We intend to diversify across the FVL value chain and build interdependency with our customers by growing and expanding our logistics services. In particular:

•                  We plan to continue to grow our inspections business by bundling these services with other complementary offerings to create a comprehensive service solution for our customers.

•                  We expect growth in our title business to come from increased pricing, faster rotation of vehicles within fleets, and the provision of additional secure storage services and adjacent administrative services.

•                  We believe our Mexican business, which accounted for 0.6% of our total revenues for the six months ended June 30, 2016, will benefit from increased automotive production in Mexico.  In addition, we expect to drive additional revenue as a greater variety of vehicle models are produced in Mexico increasing the complexity of, and demand for, efficient yard management.

•                  Increase our Remarketed FVL Customer Base.  As a large-scale, full service provider, our services are increasingly attractive to our remarketed vehicle customers. We currently have a negligible share of the nearly $3 billion U.S. transportation market for remarketed vehicles. We plan to capture market share by leveraging our existing relationships with many of the major customers, such as Avis Budget Group, Hertz Rent-A-Car and Enterprise Rent-A-Car. We believe this market provides backhaul opportunities, allowing us to fill rigs that would normally be empty on return trips at minimal incremental cost. By reducing our empty miles, we anticipate being able to bid more competitively and win new business, further increasing our service to the remarketed vehicle market.

•                  Leverage Recent Changes in Law to Serve New End-Markets and Increase Efficiency.  On average, our rigs are empty on over 75% of their backhaul miles. On December 4, 2015, the Fixing America’s Surface Transportation Act, or the FAST Act, was signed into law. The FAST Act will allow us to transport non-auto based cargo on the trailers of our rigs, such as commodities like timber, and specialty products, like utility vehicles, on our backhauls. The FAST Act also provides for an additional five feet of total length for automobile transporters, changing the current federal limit from 75 feet to 80 feet. Additionally, front and rear overhang limits are now increased by three feet in the front and four feet in the rear, to a total allowance of four feet front overhang and six feet rear overhang. As a result, the allowable total load length (truck with overhang) has increased to 90 feet, which we believe will allow us to increase our load factor and improve our margins in future periods without incremental equipment investment.

•                  Improve Profitability through Potential Operational Efficiencies.  We have expanded our efforts to better utilize our 53 terminals to achieve networking efficiencies. Our senior management and operational teams have developed a proprietary software program to help us better maximize our rigs’ load factor (the number of vehicles our rigs carry per trip) and load efficiency (the driven distance from the point of origin to the desired delivery point if driven by the most direct practical route divided by loaded miles) as well as minimize all out-of-route miles (the number of additional miles our rigs will drive—either on an outbound head haul or to realize a back haul networking opportunity). We will continue to leverage this software to target the maximum profitability on each headhaul and capture the most profitable backhaul opportunities. In addition, we plan to utilize this technology to project the profitability of potential new contracts—allowing us to bid more effectively—and better evaluate non-auto transport opportunities.

•                  Improve Profitability through Internal Cost Reductions and Productivity Improvements.  Since 2009, we have revamped our cost structure and continually look to improve the productivity and efficiency of our operations. In addition to optimizing our asset utilization through our proprietary software, we continually look to reduce costs across our network and corporate structure. We plan to continue to monitor our business to drive productivity, leverage our scalable business model, and realize synergies from acquisitions to sustain and increase margins.

Continue Disciplined Value-Based Acquisitions.  We intend to utilize the skills we have developed from serving OEM customers for 87 years to expand both within and beyond the North American transportation logistics market.

•                  Expand into Attractive Specialty Transportation Markets.  As supply chain requirements have continued to evolve, we have seen an increased focus on the need for premium freight logistics. We believe these markets, like the FVL market, are characterized by stringent customer delivery requirements, special handling requirements, high-value freight, special permit needs and additional complexities that demand customized solutions. Given our experience and expertise in the FVL market, we believe we are well positioned to meet the complex demands of customers in adjacent specialty transportation markets. We continually explore acquisition opportunities and maintain regular dialogue with a number of potential targets.

•                  Pursue Acquisitions in the Global FVL Sector.  Our goal is to continue to pursue strategic acquisitions both within our existing North American market as well as globally. We plan to leverage our market share in the U.S. FVL market to profitably expand our geographic presence and broaden our product and service offerings. Furthermore, we intend to use our network optimization software to evaluate and identify potential targets to maximize the return on such acquisitions.

•                  Continue to Profitably Expand into Asset-Light Verticals.  Historically, we have focused on growing our asset-light logistics business through acquisitions, such as our acquisition of Auto Export in 2011 and the Allied Acquisition in 2013. The asset-light logistics industry is highly fragmented and characterized by small, regional players with limited breadth and capabilities. We plan to continue to grow and diversify our logistics business by seeking to make additional acquisitions of complementary asset-light businesses.

Risks Relating to Our Business

In the past, we have reported net losses from continuing operations, and there is no assurance that we will be profitable in the future.

We reported net losses from continuing operations for the six months ended June 30, 2016 and the years ended December 31, 2015 and 2014, and maintain an accumulated stockholders’ deficit. Our history of net losses could impair our ability to raise capital needed for our operations and result in a material adverse impact on our results of operations. There is no assurance that we will be able to achieve profitability in the future.

We will continue to have significant capital requirements, which may require us to seek additional borrowings, lease financing, or equity capital or engage in asset sales, and there can be no assurance that we will be able to incur such additional financing.

Over the long-term, we will continue to have significant capital requirements, which may require us to seek additional borrowings, lease financing, or equity capital, or engage in asset sales.  Further, we routinely evaluate market conditions and the availability of additional financing in the form of debt and equity capital and intend to seek additional funding when conditions are appropriate, and further may conduct near-term and long-term capital raises, financing and refinancing transactions, “restricted payment” transactions, and other strategic or financing transactions, including, without limitation, near-term and long-term high-yield debt offerings and other debt offerings, private and public equity offerings (including an initial public offering), redemptions, repurchases, dividends, distributions, other transactions with respect to the Company’s debt, equity, and/or derivative securities and corporate reorganizations, acquisitions, divestitures, and mergers.  The availability of financing or equity capital will depend on our financial condition and results of operations as well as prevailing market conditions.  There can be no assurance that we will be able to incur additional debt or refinance our existing debt as it becomes due or that we will receive additional equity capital.

The loss of any of our major customers would adversely affect our business.

Our business is highly dependent on our largest customers, GM, Ford and Toyota. For the six months ended June 30, 2016, these customers collectively accounted for 83% of total revenue, and individually GM accounted for 45% and Ford accounted for 30% of our total revenue. A reduction in business from these customers resulting from a failure to renew contracts or maintain volumes, reduced demand for their own products, a discontinuation of one or more products, an inventory buildup, a work stoppage, sourcing of products from other suppliers or other factors could materially impact our operating revenues. Furthermore, the loss of any major customer could have a material adverse effect on our business, financial condition and results of operations.

Our largest customers have expressed concern about our financial condition and our significant leverage and have indicated that they are closely monitoring our financial situation as they consider our position as a significant supplier to them.  We believe that our recent loss of business related to certain traffic lanes from one of our three largest customers during the bidding process this year was in part related to their concerns about our significant leverage.  Further, under our current contract with another one of our three largest customers, which expires in December 2018, the customer has the right to terminate or renegotiate the terms of the agreement if we have failed to achieve a Debt to EBITDA ratio, as defined in the agreement, of 3.3x as of December 31, 2016.  Our Debt to EBITDA ratio as defined by the agreement for the last twelve months ended June 30, 2016 was 10.66x.  That same customer has further indicated to our management that unless we begin to address our leverage as required by the contract and provide them with assurances regarding our continued financial stability by the end of 2016, they will seek to diversify their suppliers of transport services, will enforce this contract provision and will move a large portion of their transport business currently managed by us to other suppliers.  We are engaged in ongoing discussions with that customer and other customers about our financial position, and also believe that concerns about our financial condition are impeding some of our customers from entering into extended terms of service agreements with us.  This Exchange Offer is intended to address the concerns that customer and our other customers have expressed to us; however, this Exchange Offer will not bring us into compliance with the aforementioned contract provision. Although we intend to continue to explore a transaction following this Exchange Offer to bring us in compliance with the customer contract provision, there can be no assurance that we will be successful in achieving such goal. Accordingly, there can be no assurance that completion of this Exchange Offer, or any future transaction, will otherwise satisfy our customers’ concerns and that they will not move a significant portion of our business to other suppliers.

We operate under contracts with most of our customers with terms varying from one to five years. The contracts between our customers and us generally establish rates for the transportation of vehicles based upon a fixed rate per vehicle transported and a variable rate for each mile a vehicle is transported. The contracts generally permit us to recover a portion of increases in fuel prices and fuel taxes, and in some cases, labor costs.

We may not be able to successfully renew these contracts on or prior to their expiration on terms satisfactory to us or may not be able to continue to serve these customers without service interruption. In addition, we face the risk of losing market share in connection with our negotiations to renew our customer contracts. A loss in market share without an increase in revenues or pricing or an adequate reduction in costs would likely have an adverse effect on our operations.

We extend trade credit to certain of our customers to facilitate the use of our services, and rely on their creditworthiness. Accordingly, a bankruptcy or a significant deterioration in the financial condition of a major customer could have a material adverse effect on our business, financial condition and results of operations, due to a reduction in business, a longer collection cycle or an inability to collect accounts receivable.

A significant reduction in vehicle production levels or plant closings by our key customers, the loss of any of our key customers, or a significant reduction or change in the design, definition and frequency of services provided for any of these customers by us, including if key customers begin to transport automobiles themselves, would have a material adverse effect on our operations.

Our business strategy is dependent upon, and limited by, the availability of adequate capital.

Our business strategy will require additional capital for, among other purposes, acquiring additional rigs and entering new markets, which may include the acquisition of existing businesses.  If cash generated internally is insufficient to fund capital requirements, we will require additional debt or equity financing. Adequate financing may not be available or, if available, may not be available on terms satisfactory to us. In addition, the terms of our debt documents may, under certain circumstances, limit our ability to pursue acquisitions or make capital expenditures. If we fail to obtain sufficient additional capital in the future or we are unable to make adequate capital expenditures or fund acquisitions, we could be forced to curtail our business strategies by reducing or delaying capital expenditures or postpone acquisitions. As a result, there can be no assurance that we will be able to execute on any of our business strategies.

We may be adversely impacted by fluctuations in the price and availability of diesel fuel and our ability to continue to collect fuel surcharges.

Diesel fuel is a significant operating expense for our business. We do not hedge against the risk of diesel fuel price increases. An increase in diesel fuel prices or diesel fuel taxes, or any change in federal or state regulations that results in such an increase, could have an adverse effect on our operating results. We typically are able to pass through a portion of our fuel costs to our customers. For the six months ended June 30, 2016 and 2015, 38% and 58% of our fuel expenses were passed through to our customers, respectively.  Changes in fuel costs will not result in a direct offset to fuel surcharges due to the nature of the calculation of fuel surcharges, which is customer specific and fluctuates as a result of miles driven, changes in the number and types of units hauled per customer, as well as the relationship of the national average cost of fuel (the national average diesel price index) or other contractually determined customer index benchmarks compared to actual fuel prices paid at the pump.  In addition, depending on the base rate and fuel surcharge levels agreed upon by our customers, there could be a delay in reflecting increases in our surcharges to customers resulting from a rapid and significant change in the cost of diesel fuel, which could also have a material adverse effect on our operating results. We continuously monitor the components of our pricing, including base freight rates and fuel surcharges, and address individual account profitability issues with our customers when necessary. Our fuel surcharge recovery may not capture increased costs we pay for fuel, especially when prices are rising. Further, during periods of low freight volumes, customers can use their negotiating leverage to negotiate fuel surcharge policies that are less favorable to us. There is no guarantee that we will be able to adjust our base rate pricing and/or fuel surcharges to offset changes to the cost of diesel fuel.

We rely on our information technology systems to manage numerous aspects of our business and a disruption of these systems could adversely affect our business.

Our information technology, or IT, systems are an integral part of our business and a serious disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently, which in turn could materially adversely impact our business, financial condition and results of operations. We depend on our IT systems for vehicle inventory management, load makeup, dispatch, delivery reporting and invoices. Our IT systems also enable us to ship products to our customers on a timely basis, maintain cost effective operations and provide a high level of customer service. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all eventualities.

Our IT systems also depend upon global communications providers, satellite based communications systems, electric utilities, and telecommunications providers. We have no control over the operation, quality or maintenance of these services or whether vendors will improve their services or continue to provide services that are essential to our business. Disruptions or failures in the services upon which our information technology platforms rely may adversely affect the services we provide, which could increase our costs or result in a loss of customers that could have a material adverse effect on our results of operations.

The security risks associated with IT systems have increased in recent years because of the increased sophistication and activities of perpetrators of cyber-attacks. A failure in or breach of our IT security systems, or those of our third-party service providers, as a result of cyber-attacks or unauthorized access to our network could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, increase our costs and/or cause losses. We also confront the risk that a terrorist or other third parties may seek to use our property, including our information technology systems to inflict major harm. Our systems may be vulnerable to disruption, failure or unauthorized access, which could have a material adverse effect on our consolidated financial statements.

We may be adversely impacted by work stoppages or other labor matters.

Our ability to perform daily operations on behalf of our customers is dependent upon our ability to attract and retain qualified drivers and mechanics to staff our terminals and garages. All drivers, shop mechanics and yard personnel are represented by various labor unions. Most of our U.S. employees are represented by the Teamsters and covered by the National Master Automobile Transporters Agreement and Supplements, or the Master Agreement. Other employees are represented by the International Association of Machinists and are covered under separate collective bargaining agreements. Additionally, employees at our Canadian terminals are members of Teamsters of Canada or Uniform (formerly known as Canadian Auto Workers). The majority of the Canadian collective bargaining agreements expire between January 10, 2018 and December 18, 2020. Two of the Canadian collective bargaining agreements expired on May 31, 2016 and negotiations for new agreements are ongoing.

We are a signatory to the Master Agreement with the Teamsters, which expired on August 31, 2015. On September 15, 2016, Teamsters members voted to reject the proposed new Master Agreement, which the Company and the NATLD had been negotiating with the TNATINC.  Although representatives from both TNATINC and the NATLD had negotiated the proposed new Master Agreement, it was ultimately rejected by our employees by a margin of 55% to 45%.  While the parties work to negotiate a new national Master Agreement that can be presented to the Teamsters’ members, the NATLD and the Teamsters have mutually agreed to keep all terms and provisions of the Master Agreement in effect until a new agreement is entered into.

We may not be able to negotiate a new union contract to replace the Master Agreement (at all or on terms that are favorable to us) or new contracts as other current contracts expire.  Further, the perceived risk of our insolvency due to our substantial indebtedness may negatively impact such negotiations, and any new contracts may not be on terms acceptable to us or may result in increased labor costs, labor disruptions, increased employee turnover, higher risk management costs or lost customer market share, which could in turn have a material adverse effect on our financial condition, results of operations or customer relationships.  In addition, we do not have exclusive control over proposals in bargaining with the Teamsters.

Should we experience higher than historical Teamsters employee retirements or resignations, which possibly could occur as a result of efforts to seek wage relief and modifications to the terms of the Master Agreement upon renegotiation or are unable to hire additional Teamsters employees as needed, our ability to grow our business, maintain our current business levels and meet customer service requirements could be adversely impacted.  We may not be able to retain existing Teamsters personnel at existing staffing levels or attract new Teamsters employees to replenish our work force, as necessary.

Although we believe that our labor relations are positive, our facilities could experience a work stoppage or other labor disruptions. Any prolonged disruption involving our employees or our inability to renew labor agreements prior to expiration could have a material adverse impact on our results of operations and financial condition.

We operate in a regulated industry, and costs of compliance with, or liability for violations of, existing or future regulations could have a material adverse effect on our operating results.

We operate in the U.S. throughout the 48 contiguous states pursuant to operating authority granted by the DOT and in various Canadian provinces pursuant to operating authority granted by the Ministries of Transportation and Communications in such provinces. Such matters as weight, aerodynamics and equipment dimensions are subject to various government regulations. Further, various federal and state agencies exercise broad regulatory powers over the transportation industry, generally governing such activities as operations of and authorization to engage in motor carrier freight transportation, operations of non-vessel operating common carriers, safety, contract compliance, insurance requirements, tariff and trade policies, taxation, and financial reporting. We could become subject to new or more restrictive regulations, such as regulations relating to engine emissions, drivers’ hours of service, occupational safety and health, ergonomics, or cargo security, collective bargaining, security at ports and other matters affecting safety or operating methods. Compliance with such regulations could substantially reduce equipment productivity, and the costs of compliance could increase our operating expenses.

We could become subject to new or more restrictive regulations, such as regulations relating to engine emissions, drivers’ hours of service, occupational safety and health, ergonomics, or cargo security, collective bargaining, security at ports and other matters affecting safety or operating methods. Our drivers also must comply with the safety and fitness regulations promulgated by the DOT, including those relating to drug and alcohol testing and hours of service. Compliance with all such regulations could substantially reduce equipment and driver productivity and our load factor, and the costs of compliance could increase our operating expenses.

Federal Motor Carrier Safety Administration’s, or FMCSA, compliance, safety, accountability program and regulations could potentially result in a loss of business to other carriers, driver shortages, increased costs for qualified drivers and driver and/or business suspension for noncompliance. A resulting decline in the availability of qualified drivers, coupled with additional personnel required to satisfy future revisions to hours of service regulations, could adversely impact our ability to hire drivers to adequately meet current or future business needs. Unsatisfactory FMCSA scores could result in a Department of Transportation, or DOT, intervention or audit, resulting in the assessment of fines, penalties, or a downgrade of our safety rating. Failures to comply with DOT safety regulations or downgrades in our safety rating could impact our reputation and have a material adverse impact on our operations or financial condition.

Increases in license and registration fees, bonding requirements, or taxes, including federal fuel taxes, or the implementation of new forms of operating taxes on the industry could also have an adverse effect on our operating results.

The ongoing development of data privacy laws may require changes to our data security policies and procedures, and the associated costs of the changes required to maintain our compliance with standards in the U.S. and other jurisdictions in which we operate could adversely affect our operating results.

We may be subject to withdrawal liability assessments related to multi-employer pension plans to which we make contributions pursuant to collective bargaining agreements.

Pursuant to collective bargaining agreements that are currently in place with local unions (either affiliated with the Teamsters or the International Association of Machinists & Aerospace Workers, or collectively, the “Unions”), we contribute to thirteen different multi-employer pension plans on behalf of our covered union employees. Most of these pension plans are significantly underfunded. If we were to withdraw from any multi-employer pension plan, either voluntarily or otherwise, we could be assessed with a multimillion dollar withdrawal liability, which could have a material adverse effect on us. Further, in certain circumstances we could become subject to withdrawal liability due to events beyond our control. For example, if we ceased operations or drastically and permanently reduced operations at all of the locations related to a multi-employer pension plan due to the loss of a customer contract, and as a result permanently stopped contributing to such pension plan or significantly reduced contributions to such pension plan, we could be assessed a liability for a complete or partial withdrawal from such pension plan if it is underfunded at the time we ceased making contributions.

In recent years, we have incurred withdrawal liability from several pension plans creating payment obligations. In 2011, we fully withdrew from the Automotive Industries Pension Plan incurring a $3.6 million pension plan liability payable in quarterly installments of principal and interest totaling less than $0.1 million through December 2031. In March 2016, we received a $0.3 million assessment in connection with triggering a full withdrawal from the Western Conference of Teamsters Pension Trust (the “Western Conference Trust”), we had fully accrued as of December 31, 2015. We had estimated and recorded liabilities in the amount of $1.9 million as of June 30, 2016 and $4.4 million as of December 31, 2015 for all Western Conference Trust partial withdrawal liabilities as a result of declines in its contributions to the fund during the periods between 2011 and 2014 and the full withdrawal in 2015.

During the three months ended June 30, 2016, we estimated we had triggered a full withdrawal liability from the Teamsters of Philadelphia and Vicinity Pension Plan (the “Philadelphia Plan”) due to the closure of one of our terminals during the second quarter of 2016. We recorded a $2.9 million estimate, net of previously recorded estimated partial withdrawal liabilities, for the full withdrawal liability during the three months ended June 30, 2016. We recorded total estimated liabilities of $5.8 million as of June 30,

2016 and $3.3 million as of December 31, 2015 for all withdrawal liabilities from the Philadelphia Plan as a result of declines in its contributions to the fund during the periods since 2009 and the full withdrawal during 2016.

The most recent withdrawal liability estimates provided to us by the respective funds state that six of the thirteen multi-employer pension funds are underfunded, which results in on aggregate potential liability to us exceeding $796.6 million if we were to withdraw from all of these funds, with the largest potential withdrawal liability exposure of over $754.2 million related to the Central States, Southeast and Southwest Areas Pension Plan. The withdrawing employer can pay the obligation in a lump sum or over time as determined by the employer’s annual contribution rate prior to withdrawal, which, in some cases, could be up to 20 years.

In addition, to the extent these multi-employer pension plans remain or become further underfunded, upon the expiration of our collective bargaining agreements, we could be subject to additional contribution requirements as negotiated between us and the Unions which could have a material adverse effect on our financial performance.

Current and future legal proceedings could adversely affect us and our operations.

We cannot predict the outcome of pending or future legal proceedings, which could result in judgments that could negatively impact our financial condition, results of operations, liquidity or capital resources. We may incur significant legal fees and expenses in connection with pending litigation, which may also divert management’s attention from our business. See “Legal Proceedings.” in the quarterly report for the period ended June 30, 2016, incorporated herein by reference and posted on our password-protected investor website.

Our total assets include goodwill and other indefinite lived intangibles. If we determine that these items have become impaired in the future, net income could be materially and adversely affected.

As of June 30, 2016 and December 31, 2015, we had recorded goodwill of $32.2 million and certain indefinite lived intangible assets of $27.4 million and $28.6 million, respectively. Goodwill represents the excess of cost over the fair market value of net assets acquired in business combinations. In accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 350, “Intangibles—Goodwill and Other,” or ASC Topic 350, we test goodwill and indefinite lived intangible assets for potential impairment annually and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Any excess in carrying value over the estimated fair value is charged to our results of operations. We recorded an impairment of $14.1 million of goodwill and $1.2 million of intangible asset impairment in our Logistics segment during the second quarter of 2015. We may never realize the full value of our intangible assets. Any further determinations requiring the write off of a significant portion of intangible assets could have an adverse effect on our financial condition and results of operations. No impairment was recorded for the year ended December 31, 2014.

Our reported financial condition and results of operations are subject to exchange rate fluctuations.

We have foreign operations in Canada and Mexico, and accounts receivable denominated in Nigerian naira, which presents further risk exposure related to foreign exchange fluctuations. Our reported financial condition and results of operations are reported in multiple currencies, including the Canadian dollar and Mexican peso, and are then translated into U.S. dollars at the applicable exchange rate for inclusion in our consolidated financial statements. Appreciation of the U.S. dollar against the Canadian dollar, Mexican peso or Nigerian naira will have a negative impact on our reported operating revenues and operating income while depreciation of the U.S. dollar against such currencies will have a positive effect on reported operating revenues and operating income. In addition, our currency exchange losses with respect to the Nigerian naira may be magnified by Nigerian exchange control regulations that restrict our ability to convert Nigerian naira into U.S. dollars.

During the third quarter of 2014, management identified a material weakness in our internal control over financial reporting in the area of revenue recognition.  If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could adversely affect investor confidence in our reported financial information.

During the third quarter of 2014, management determined that the Company had a material weakness in its internal controls over financial reporting in the area of revenue recognition relating to the integration of the Allied Acquisition, during which time the Company did not have adequate revenue-support personnel. A material weakness is a deficiency, or combination of deficiencies, in internal controls over financial reporting that results in a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The Company developed and implemented a plan to remediate the material weakness and the material weakness was remediated as of the second quarter of 2015, as improvements in controls put in place have been operating effectively for an adequate period of time. We cannot assure you, however, that similar material weaknesses will not recur in the future.

Additionally, we may in the future discover areas of our internal controls that need improvement. We cannot be certain that we will be successful in implementing or maintaining adequate internal control over our financial reporting and financial processes. Furthermore, as we grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. Additionally, the existence of any additional material weaknesses or significant deficiencies could require management to devote significant time and incur significant expense to remediate any such material weakness or significant deficiency, and management may not be able to remediate any such material weakness or significant deficiency in a timely manner. The existence of any material weakness or significant deficiency in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could materially and adversely affect us.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.

Upon completion of the Exchange Offer, we will continue to have a significant amount of indebtedness. As of June 30, 2016, the Company had $690.4 million of indebtedness outstanding (excluding accrued interest and deferred financing costs).  As a result of our substantial indebtedness, a significant portion of our cash flow will be required to pay interest and principal on our indebtedness outstanding from time to time. The Company’s total interest expense, net for the six months ended June 30, 2016 and for the years ended December 31, 2015 and 2014 was $33.0 million, $66.4 million and $51.3 million, respectively (including $9.7 million, $17.9 million and $4.9 million of non-cash interest expense for the Existing Notes, respectively).  In addition, on October 28, 2016, JCHC entered into a new a $41.0 million senior secured term loan facility, which bears interest at a rate per annum equal to 10.50% payable quarterly in arrears.  See “Summary—Recent Developments—New Term Loan.” Payment requirements under the New Term Loan will increase JCHC’s cash payment obligations. Our substantial indebtedness could have and has had important consequences, including making it more difficult for us to satisfy our financial obligations; increasing our vulnerability to general adverse economic, industry and competitive conditions; reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes because we will be required to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness; limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; cause our customers to use other providers or to start providing automotive transport services in-house placing us at a competitive disadvantage compared to our competitors that are less highly leveraged and that, therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting and limiting our ability to borrow additional funds.

Our ability to make scheduled payments on or to refinance our indebtedness, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This ability, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under our revolving credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before the maturity of the debt. We cannot assure you that we will be able to refinance any of our indebtedness, on commercially reasonable terms or at all.

Our revolving credit facility and term loan bear interest at variable rates, subject to, in the case of the Term Loan, a minimum LIBOR rate of 3.0%. If market interest rates increase, we will have higher debt service requirements, which could materially adversely affect our cash flow available for reinvestment.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This ability could further exacerbate the risks associated with our substantial leverage.

The terms of the indenture governing the Existing Notes (the “Indenture”) permit us to incur substantial additional indebtedness, including additional secured indebtedness, in the future. Although the Indenture the indenture governing the JCHC Notes and the agreements governing our revolving credit facility and term loan (including the New Term Loan) contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If we incur additional indebtedness, the related risks that we now face would intensify and could further exacerbate the risks associated with our substantial leverage.

Item 8.01.               Other Events.

Exchange Offer

On November 1, 2016, the Company issued a press release announcing the launch of an exchange offer to exchange up to $80.45 million of its Existing Notes (the “Exchange Offer”). The Company also announced that, concurrent with the commencement of the Exchange Offer, the Company entered into a note purchase agreement with certain holders of the Existing Notes (the “Private Exchange”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.               Financial Statements and Exhibits.

(d)         Exhibits.

4.1	Warrant Agreement, dated October 28, 2016, by and among Jack Cooper Enterprises, Inc., Sola LTD, Ultra Master LTD and Solus Opportunities Fund 5 LP.

10.1	Credit Agreement, dated October 28, 2016, by and among Jack Cooper Holdings Corp., as borrower, the lenders signatory thereto, as lenders, and Wilmington Trust, National Association, as agent.

10.2

Amendment No. 2 to the Credit Agreement, dated as of October 28, 2016, by and among Jack Cooper Holdings Corp., as borrower, certain subsidiaries of Jack Cooper Holdings Corp., as guarantors, the lenders party thereto, and MSDC JC Investments, LLC, as agent for the lenders.

10.3

Amendment Number Four to Amended and Restated Credit Agreement, dated October 28, 2016, by and among the lenders identified on the signature pages thereto, Wells Fargo Capital Finance, LLC, as agent for the lenders, Jack Cooper Holdings Corp. and certain of its subsidiaries, as borrowers, and the guarantors identified on the signature pages thereto.

99.1	Press release, dated November 1, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: November 1, 2016	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained, or incorporated by reference, in this Current Report on Form 8-K other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking. You can identify forward-looking statements by terminology such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “can,” “continue” or “may,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. The following uncertainties and factors, among others (including the factors described herein under caption entitled “Risk Factors”), could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements:

•                  our reported net losses from continuing operations;

•                  a decline in the automotive industry;

•                  the loss of any of our major customers;

•                  difficulties in realizing our growth strategy and completing proposed acquisitions or integrating acquisitions with our business;

•                  the liquidity of our customers;

•                  increased competition in the automotive transportation markets;

•                  fluctuations in the price and availability of diesel fuel;

•                  severe weather conditions;

•                  business interruptions and casualty losses;

•                  insurance claims and expenses;

•                  disruption of our information technology systems; and

•                  other factors discussed under “Risk Factors.”

You should read the foregoing uncertainties and factors and the other cautionary statements made in this Current Report on Form 8-K as being applicable to all related forward-looking statements wherever they appear or are incorporated by reference in this Current Report on Form 8-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This Current Report on Form 8-K also contains statistical data and estimates regarding our industry and markets that we obtained from industry publications and generated with internal analysis and estimates. These publications include forward-looking statements made by the authors of such reports. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some data and information are also based on our good faith estimates, which are derived from our review of internal surveys as well as the independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot assure you of its accuracy or completeness.